                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Fleming Companies, Inc.'s:

         (i) Registration Statement No. 2-98602 (1985 Stock Option Plan) on Form S-8;

         (ii)     Registration Statement No. 33-36586 (1990 Fleming Stock Option
                  Plan) on Form S-8;

         (iii)    Registration Statement (1990 Stock Incentive Plan) on Form
                  S-8;

         (iv) Registration Statement No. 33-56241 (Dividend Reinvestment and Stock Purchase Plan) on Form S-3;

         (v)      Registration Statement No. 333-11317 (1996 Stock Incentive
                  Plan) on Form S-8;

         (vi)     Registration Statement No. 333-28219 (Associate Stock Purchase
                  Plan) on Form S-8;

         (vii)    Registration Statement No. 333-80445 (1999 Stock Incentive
                  Plan) on Form S-8;

         (viii) Registration Statement No. 333-89375 (Consolidated Savings Plus and Stock Ownership Plan) on Form S-8;

         (ix)     Registration Statement No. 333-40670 (2000 Stock Incentive
                  Plan) on Form S-8;

         (x) Registration Statement No. 333-40660 (Dividend Reinvestment and Stock Purchase Plan) on Form S-3;

         (xi) Registration Statement No. 333-60178 (Convertible Notes) on Form S-3; and

         (xii) Registration Statement No. 333-86816 (Shelf Registration) on Form S-3


of our report dated February 22, 2002, on the consolidated financial statements of Core-Mark International, Inc. as of and for the three years ended December 31, 2001, appearing in the Current Report on Form 8-K of Fleming Companies, Inc. filed with the Securities and Exchange Commission on May 20, 2002.

/s/ Deloitte & Touche LLP

San Francisco, California
May 20, 2002